                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 6, 2001


                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)


           Ohio                          1-14379                  31-1598292
(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

          201 East Fourth Street
            Cincinnati, Ohio                                        45202
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (513) 723-7000

ITEM 5. OTHER EVENTS

On April 6, 2001, Convergys Corporation ("Convergys"), consummated its acquisition of all of the issued and outstanding capital stock of Geneva Technology Limited, of Cambridge, U.K. ("Geneva"). Geneva shareholders and option holders received a fixed total of approximately 17.6 million Convergys common shares and options in exchange for all the outstanding shares and options of Geneva. The acquisition will be accounted for under the pooling-of-interests method of accounting. Accordingly, Convergys has attached supplemental audited financial statements for the years ended December 31, 2000, 1999 and 1998, which have been restated as if the acquisition of Geneva had occurred as of the earliest period presented herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of KPMG

     99   Supplemental Financial Statements of Convergys Corporation

ITEM 7A. INDEX TO ANNUAL AUDITED SUPPLEMENTAL COMBINED FINANCIAL STATEMENTS

Supplemental Selected Financial and Operating Data

Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations

Supplemental Consolidated Statements of Income

Supplemental Consolidated Balance Sheets

Supplemental Consolidated Statements of Cash Flows

Supplemental Consolidated Statements of Shareholders' Equity and Comprehensive Income

Notes to Supplemental Financial Statements

Reports of Independent Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONVERGYS CORPORATION

                                        By: /s/ William H. Hawkins II
                                            --------------------------
                                            William H. Hawkins II
                                            General Counsel and Secretary


Date: June 20, 2001